EXHIBIT 21.1
SUBSIDIARIES OF PROASSURANCE CORPORATION
PRA Professional Liability Group, Inc. (Delaware)
     ProAssurance Casualty Company (Michigan)
     ProAssurance Indemnity Company, Inc. (Alabama)
     ProAssurance Specialty Insurance Company, Inc. (Alabama)
     ProAssurance Wisconsin Insurance Company (Wisconsin)
          Professional Service Network, Inc. (Wisconsin)
               PSA of Wisconsin, Inc. (Wisconsin)
               PMC of Wisconsin, Inc. (Wisconsin)
     American Insurance Management Corporation (Indiana)
          American Medical Insurance Exchange (Indiana)
     Professionals National Insurance Co., Ltd. (Bermuda)
     Physicians Protective Plan, Inc. (Florida)
     PRA Services Corporation (Michigan)
     IAO, Inc. (Alabama)
     Mutual Assurance Agency of Ohio, Inc. (Ohio)
     Medical Assurance of Indiana Agency, Inc. (Indiana)
     ProNational Insurance Agency, Inc. (Michigan)
NCRIC Corporation (Delaware)
     ProAssurance National Capital Insurance Company (District of Columbia)
          American Captive Corporation (District of Columbia)
          National Capital Insurance Brokerage Ltd. (District of Columbia)
               National Capital Risk Services LLC (Nevada)
          E-Health Solutions Group, Inc. (Delaware)
          NCRIC Insurance Agency, Inc. (District of Columbia)
               Healthcare Compliance Purchasing Group, LLC (District of Columbia)
     NCRIC Physicians Organization, Inc. (District of Columbia)
ProAssurance Group Services Corporation (Alabama)